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                                                                   Exhibit 3-157
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                                                                      INL

                                                                     FILED

                                                                  JUN 09 1987

                                                                  JANE BURGIO

                                                              Secretary of State

                                                                    0372122

                          CERTIFICATE OF INCORPORATION

                                       OF

                         HEALTH RESOURCES OF EWING, INC.

   The undersigned incorporation, an individual over the age of eighteen years, in order to form a corporation under the New Jersey Business Corporation Act, certifies as follows:

   1. Name. The name of the corporation is Health Resources of Ewing, Inc. (hereinafter called the "Corporation").

   2. Purpose. The Corporation may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

   3. Number of Shares. The aggregate number of shares which the Corporation shall have authority to issue is: Two Thousand Five Hundred (2,500), all of which shall be Common Shares of the par value of One Dollar ($1.00) each.

   4. Office and Registered Agent. The address of the Corporation's initial registered office c/o Multicare Management, Inc., 401 Hackensack Avenue, in the City of Hackensack, County of Bergen and State of New Jersey. The name of its initial registered agent at that address is Daniel E. Straus, Esq.

   5. Number of Directors, Names and addresses of First Directors. The number of directors constituting the first board of directors is two and the names and the addresses of the persons who are to serve as such directors are:

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
              NAME                                   ADDRESSES
              ----                                   ---------
        Daniel E. Straus                   c/o Multicare Management, Inc.
                                           401 Hackensack Avenue,
                                           Hackensack, New Jersey 07601.

        Moshael J. Straus                  c/o Multicare Management, Inc.
                                           401 Hackensack Avenue,
                                           Hackensack, New Jersey 07601.


   6. Name and Addresses of Incorporator. The name and address of the Incorporator are Daniel E. Straus, c/o Multicare Management, Inc., 401 Hackensack Avenue, Hackensack, New Jersey 07601.

   7. Duration. The duration of the Corporation is to be perpetual.

   IN WITNESS WHEREOF, I have hereunto set my hand, this 22nd day of May, 1987.

                                             /s/ Daniel E. Straus
                                             -----------------------------------
                                             Daniel E. Straus,
                                             Incorporator

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